QuickLogic Promotes Dr. Sue Cheung to Chief Financial Officer

SUNNYVALE, Calif. - February 15, 2017 - QuickLogic Corporation (NASDAQ: QUIK), an innovator and developer of ultra-low power programmable sensor processing solutions, promoted Sue Cheung, CPA, Ph.D., to chief financial officer in addition to vice president of finance.

“Sue possesses strong financial acumen, experience in public and private finance, accounting and auditing, and a deep institutional knowledge of QuickLogic,” stated President and CEO Brian Faith. “Over the past decade, her passion and dedication have been a great asset to our company. I am confident Sue will be instrumental in maintaining strict cost controls and navigating the financial markets while we strive to grow our business.”

Cheung stated, “QuickLogic has developed highly differentiated, ultra-low power solutions that are gaining traction among semiconductor companies and OEMs. We expect 2017 to be a pivotal year, and I am proud to lead the company’s capital markets and financial strategy.”

After joining QuickLogic in 2007, Dr. Sue Cheung has assumed increasing responsibility for the financial management of the company. Most recently, Dr. Cheung was promoted to Vice President of Finance and Chief Accounting Officer in August 2016 after having served as Principal Accounting Officer since May 2015. Prior to joining QuickLogic, Dr. Cheung was a Senior Manager of SEC Reporting and Technical Accounting at Dell SonicWALL from 2006 to 2007 and was the Senior Accounting Manager at VeriFone System, Inc. from 2005 to 2006. Prior to 2005, Dr. Cheung held various senior accounting and financial management roles in both publicly traded and privately held companies. Dr. Cheung began her career with PricewaterhouseCoopers (PWC) where she served as an auditor and as a tax consultant.

Dr. Cheung holds a Ph.D. in Business Administration and a Masters in Accounting from the Florida International University in Miami. She is a Certified Public Accountant.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

Forward Looking Statements
This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 15, 2017, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
QuickLogic and the QuickLogic logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact
Sue Cheung
VP, Finance and Chief Financial Officer
(408) 990-4076
Scheung@quicklogic.com

IR Contact
Cathy Mattison/Kirsten Chapman
LHA Investor Relations
(415) 433-3777
ir@quicklogic.com

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